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Exhibit 99.1

E- CENTIVES, INC.

Amendment No. 1 to
Warrant No.    for the Purchase of Shares of Common Stock,
par value $0.01 per Share (the "Warrant")

NO.	SHARES

        WHEREAS, on January 6, 2003, the Warrant was issued by E-centives, Inc., a Delaware corporation ("the Company"), to                         ("Holder"), whereby Holder became entitled to subscribe for and purchase from the Company, upon the terms and conditions set forth therein,                          shares of the Company's common stock, par value $0.01 per share, at a price of CHF 0.19 per share; and

        WHEREAS, each of the Company and Holder wish to amend such Warrant to revise the period during which such Warrant may be exercised.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Paragraph 1 of the Warrant shall be deleted in its entirety and the following paragraph shall be inserted in its place:

        "1. Exercise Price and Exercise Period. This Warrant may be exercised at any time or from time to time during the period commencing three (3) months from January 6, 2003 and ending on April 7, 2008 at 5:00 P.M. Eastern time (the "Exercise Period")."

Dated:	E-CENTIVES, INC.

BY:

NAME:

TITLE:

Dated:	HOLDER

BY:

NAME:

TITLE:

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  Exhibit 99.1